Exhibit 10.10

                             FIRST AMENDMENT TO THE
                          C&D TECHNOLOGIES SAVINGS PLAN


     THIS FIRST AMENDMENT is made on June 12, 2002, by C&D Technologies, Inc., a corporation duly organized and existing under the laws of the State of Delaware (the "Company").

                              W I T N E S S E T H:

     WHEREAS, the Company maintains the C&D Technologies Savings Plan (the "Plan"), which was originally established by indenture dated February 1, 1986, and last amended and restated by indenture on February 13, 2002; and

     WHEREAS, the Company desires to amend the Plan to correct inadvertent scrivener's errors and as requested by the Internal Revenue Service as part of the determination letter application process.

     NOW, THEREFORE, the Plan is hereby amended as follows:

     1. Effective as of January 1, 1997, by deleting the existing Section 1.16 and substituting therefor the following:

        "1.16 'ELIGIBLE EMPLOYEE' means any Employee of a Plan Sponsor, including salaried and hourly Employees, other than an Employee who is (a) covered by a collective bargaining agreement between a union and a Plan Sponsor, provided that retirement benefits were the subject of good faith bargaining, unless the collective bargaining agreement provides for participation in the Plan; (b) a Leased Employee; (c) deemed to be an Employee of a Plan Sponsor pursuant to regulations under Code Section 414(o); or (d) a non-resident alien (within the meaning of Code Section 7701(b)(1)(B)) who received no earned income (within the meaning of Code
     Section  911(d)(2))  from a Plan  Sponsor  which  constitutes  income  from sources within the United States (within the meaning of Code Section 861(a)(d)(3)). In addition, no person who is initially classified by a Plan Sponsor as an independent contractor for federal income tax purposes shall be regarded as an Eligible Employee for that period, regardless of any subsequent determination that any such person should have been characterized as a common law employee of the Plan Sponsor for the period in question."

     2. Effective as of January 1, 1997, by deleting the existing Section 1.19 and substituting therefor the following:

        "1.19 'EMPLOYEE' means any person who is (a) a common law employee of a Plan Sponsor or an Affiliate, (b) a Leased Employee with respect to a Plan Sponsor, or (c) deemed to be an employee of a Plan Sponsor pursuant to regulations under Code Section 414(o).

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     3. Effective as of January 1, 1997,  by  adding the  following  new Section
1.27A:

        "1.27A 'Leased Employee' means an Employee (other than a common law employee of the Plan Sponsor or an Affiliate) who, pursuant to an agreement between the Plan Sponsor or an Affiliate and any other person, has performed services for the Plan Sponsor or an Affiliate (or for the Plan Sponsor and related persons determined in accordance with Code Section 414(n)(6)), on a substantially full-time basis for a period of at least one year, and such services are performed under the primary direction or control of the Plan Sponsor or an Affiliate."

     4. Effective as of January 1, 2001, by redesignating the existing Section 3.1(a) as Section 3.1(b) and adding the following new Section 3.1(a):

        "(a) Prior to January 1, 2001, the Plan Sponsor shall make a contribution to the Fund on behalf of each Eligible Employee who is a Participant and who has elected to defer a portion of Annual Compensation otherwise payable to him for the Plan Year and to have such portion contributed to the Fund. The election must be made before the Annual Compensation is payable and may only be made pursuant to an agreement between the Participant and the Plan Sponsor which shall be in such form and manner and subject to such rules and limitations as the Plan Administrator may prescribe and shall specify the percentage of Annual Compensation that the Participant desires to defer and have contributed to the Fund. The contribution made by a Plan Sponsor on behalf of a Participant under this Section 3.1(a) shall be in an amount equal to the amount specified in the Participant's deferral agreement but not less than one percent (1%) nor greater than fifteen percent (15%) of the Participant's Annual Compensation. Once a Participant has made an election for a Plan Year, the Participant may increase or reduce the rate of future deferrals in accordance with the administrative procedures provided by the Plan Administrator. Pursuant to Section 4 of Appendix C, the Plan Administrator may restrict the amount which Highly Compensated Employees may defer under this Section 3.1"

     5. The redesignated Section 3.1(b) shall be effective as of January 1, 2001.

     6. Section 1(a) of Appendix A to the Plan shall be effective for limitation years beginning on or after January 1, 1995.

     7. Effective as of January 1, 1997, by deleting the existing Sections 2(a) and (b) of Appendix C and substituting therefore the following:

        "(a) the actual deferral percentage for the Highly Compensated Eligible Participants for the Plan Year must not be more than the actual deferral percentage of all other Eligible Participants for the Plan Year multiplied by 1.25; or


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        (b) the  excess  of  the  actual  deferral  percentage  for  the  Highly
     Compensated Eligible Participants for the Plan Year over that of all other Eligible Participants for the Plan Year must not be more than two (2) percentage points, and the actual deferral percentage for the Highly Compensated Eligible Participants for the Plan Year must not be more than the actual deferral percentage of all other Eligible Participants for the Plan Year multiplied by two (2)."

     8. Effective as of January 1, 1997, by deleting Sections 5(a) and (b) of the Appendix C and substituting therefor the following:

        "(a) the contribution percentage for the Highly Compensated Eligible Participants for the Plan Year must not exceed 125% of the contribution percentage for all other Eligible Participants for the Plan Year; or

        (b) the contribution percentage for Highly Compensated Eligible Participants for the Plan Year must not exceed the lesser of (1) 200% of the contribution percentage for all other Eligible Participants for the Plan Year, and (2) the contribution percentage for all other Eligible Participants for the Plan Year plus two (2) percentage points."

     Except as specifically amended hereby, the Plan shall remain in full force and effect as prior to this First Amendment.

     IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed as of the day and year first above written.


                                       C & D TECHNOLOGIES, INC.

                                       By: /s/ Linda R. Hansen
                                          --------------------------------------

                                       Title: Vice President
                                             -----------------------------------


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